Exhibit 99.1

For Immediate Release

Local.com Appoints New Lead Director

IRVINE, Calif., Oct. 14, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced the appointment of Lowell W. Robinson as the company’s new lead director.

Robinson joined Local.com’s Board of Directors in May 2011 and has extensive senior-level strategic, operational and financial management experience in the media, Internet, software and marketing services industries, coupled with broad public board experience. As lead director, Robinson will provide guidance to and act as a liaison between the company’s chairman and chief executive officer, Heath Clarke, and the independent directors. Robinson will succeed John Rehfeld as lead director.

“We welcome Lowell as lead director, a position he is well suited for given his extensive industry experience as well as his proven ability to increase shareholder value by executing on major corporate initiatives. I look forward to his input and guidance as we resume our growth trajectory and return the company to profitability,” said Clarke. “I thank John Rehfeld for his service as lead director during our transformation into a local media business, and I look forward to his continued contribution to our Board.”

Robinson has served on five publicly-traded company boards, including Edison Schools Inc. and International Wire Group, Inc., and is currently chairman of American Consolidated Media Holdings. Robinson previously served as CFO and COO of MIVA, Inc., a publicly-traded online advertising network and digital marketing company, until the company was acquired by AdKnowledge.

He has also served as senior executive vice president, CFO and chief administrative officer of HotJobs.com, which was sold to Yahoo! for approximately $500 million. Prior to HotJobs, Robinson served as executive vice president and CFO for Advo Inc., the largest direct marketing company on the NYSE. He has also previously held senior financial positions at Citigroup and Kraft Foods, Inc.

About Local.com®

Local.com Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 25 million consumers each month on the flagship Local.com website, approximately 1,500 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers in 14 markets via Spreebird, rich media ads via Rovion.com, and real-time product inventory information from more than 60,000 retailers nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.

Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results, our ability to adapt our business following shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, our Krillion business and our Rovion business, as well as any other businesses we may acquire, including our newly acquired Screamin Daily Deals business, our ability to successfully expand our Spreebird business into new markets, including through acquisitions, such as the Screamin Daily Deals acquisition, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

# # #

Media Relations Contact:

Cameron Triebwasser

Local.com

949-789-5223

ctriebwasser@local.com